[	], 2008

International Brands Management Group Ltd.

25 East 22nd Street

New York, NY 10010

Pali Capital, Inc.

650 Fifth Avenue

New York, New York 10019

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned officer, director and holder of common stock, par value $0.0001 per share (“Common Stock”), of International Brands Management Group Ltd. (the “Company”), in consideration of Pali Capital, Inc. (the “Underwriters”) entering into a letter of intent and agreeing to act as lead underwriter in connection with the initial public offering of the securities of the Company (the “IPO”), hereby agrees as follows:

1.	Agreements of Stockholders

(a) The undersigned hereby waives any right to receive distributions (other than with respect to Common Stock or any shares of Common Stock underlying units the undersigned may purchase in connection with the IPO or in the aftermarket) upon the liquidation of the Trust Account (as defined in the Certificate of Incorporation of the Company (as amended, the “Certificate”; capitalized terms used herein but not defined herein have the meaning set forth in the Certificate)), or as part of any plan of dissolution and distribution required in the event the Company does not consummate a Business Combination by the Termination Date. Except with respect to any shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (i) waives any and all right, title, interest or claim of any kind (the “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (ii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and (iii) agrees the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

(b) In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor for services rendered or products sold to us, or a prospective target business, if such party did not execute a waiver of claims against the Trust Account, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. The foregoing section is not for the benefit of any third party beneficiaries of the Company and does not create any contract right in favor of any person other than the Company.

(c) The undersigned hereby waives any right set forth in the Certificate to demand conversion of the undersigned’s shares of Common Stock into cash (other than with respect to Common Stock or any shares of Common Stock underlying units the undersigned may purchase in the IPO or in the aftermarket) in the event a Business Combination is approved by the Company’s stockholders.

(d) In connection with the stockholder vote required to approve a Business Combination, the undersigned shall vote any shares of Common Stock then owned by the undersigned in accordance with the majority of the votes cast by the public stockholders of the Company’s Common Stock and will vote all shares of the Company’s Common Stock acquired by them in the IPO or aftermarket in favor of any Business Combination negotiated by the officers of the Company. In connection with the stockholder vote for the Company’s plan of dissolution and distribution, if any, required as a result of the Company’s failure to consummate a Business Combination by the Termination Date, the undersigned shall vote any shares of Common Stock then owned by the undersigned in favor of such dissolution and distribution.

(e) The undersigned and any affiliate of the undersigned will not be entitled to receive from the Company, and will not accept from the Company, any compensation (including finder’s or consulting fees) for services rendered to the Company prior to or in connection with the consummation of a Business Combination (except as described in the registration statement filed with and declared effective by the Securities and Exchange Commission in connection with the IPO (the “Registration Statement”).

(f) The undersigned will escrow the initial units owned by the undersigned immediately prior to the IPO pursuant to a securities escrow agreement until the earliest of (i) one year from the completion of a Business Combination, or earlier if, following a Business Combination, the last sales price of the Common Stock equals or exceeds $14.50 per share for any 20 trading days within any 30-trading day period, (ii) the Company’s liquidation and (iii) the consummation of a Business Combination which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination.

(g) The undersigned will escrow the Warrants purchased in a private placement concurrent with the IPO until the later of one year following the effective date of the Registration Statement and sixty (60) days following the consummation of a Business Combination.

(h) In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

2.	Agreements of Directors and Officers

(a) In the event that the Company does not consummate a Business Combination by the Termination Date, in the event the undersigned is a director of the Company, the undersigned, in his capacity as a director of the Company, (i) acknowledges the requirement set forth in the Certificate that the Board of Directors of the Company shall adopt, within 15 days after the Termination Date, a resolution finding the dissolution of the Company advisable and provide notices to the Company’s stockholders as required by § 275(a) of the Delaware General Corporate Law as soon as reasonably practicable thereafter and (ii) will take all reasonable actions within the undersigned’s power to effect such dissolution of the Company under the circumstances contemplated by the Certificate provided that at the time of such liquidation and dissolution the undersigned is a director.

(b) In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

(c) The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority and is reasonably acceptable to Pali Capital, Inc., that the Business Combination is fair to the Company’s stockholders from a financial perspective.

(d) Prior to a Business Combination, neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company. Notwithstanding the foregoing to the contrary, the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination and commencing on the Effective Date, DC Management Group LLC, an affiliate of the undersigned (“Related Party”), shall be allowed to charge the Company $10,000 per month to compensate it for the Company’s use of the Related Party’s office space and certain administrative support and services.

(e) The undersigned agrees that during his period of service as a director, he will not become associated with any other special purpose acquisition company that is involved or intends to be involved in the activities similar to those activities that the Company intends to pursue with respect to a Business Combination.

(f) The undersigned agrees to be Chairman and Chief Executive Officer of the Company and a member of the Company’s board of directors until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company; provided, however, the undersigned is not obligated to contribute a minimum number of hours per week to the Company’s business or operations. The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s employment at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in the employ of Company.

(g) The undersigned’s biographical information set forth in the Registration Statement is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Director’s and Officer’s Questionnaire furnished to the Company in connection with the Registration Statement is true and accurate in all respects. The undersigned represents and warrants that, except as disclosed in the undersigned’s Director’s and Officer’s Questionnaire:

i   the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

ii   the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and is not currently a defendant in any such criminal proceeding; and

iii   the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

(h) The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and its legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned’s background and finances (“Information”). Neither the Underwriters nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

(i) The undersigned hereby agrees not to propose, or vote in favor of any amendment to the Company’s Amended and Restated Certificate of Incorporation that may not be amended prior to a Business Combination. This paragraph may not be modified or amended under any circumstances.

3.	Miscellaneous

(a) The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

(b) This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Underwriters and appoint a substitute agent acceptable to the Underwriters within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

By:
David Chu

[Insider Letter]